Exhibit 10.1

SECOND AMENDMENT TO

2007 AMENDED AND RESTATED CREDIT AGREEMENT

Parties:

“Lender”:	Wells Fargo Bank, National Association MAC U1858-032 877 W. Main Street, 3rd Floor Boise, ID 83702 Attention: Brian W. Cook

“Borrower”:	Coldwater Creek Inc. One Coldwater Creek Drive Sandpoint, ID 83864 Attention: CFO

Execution Date:  As of April 16, 2008

Recitals:

A.            Lender and Borrower have entered into that certain 2007 Amended and Restated Credit Agreement dated as of February 13, 2007, and that certain First Amendment to 2007 Amended and Restated Credit Agreement dated as of October 15, 2007 (the “First Amendment” and as further amended, modified, or supplemented from time to time, the “Credit Agreement”), pursuant to which Lender has extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B.            Borrower desires to modify the minimum Fixed Charge Coverage Ratio financial covenant set forth in the Credit Agreement and has requested that Lender agree to certain other amendments to the Credit Agreement, as set forth in this Second Amendment to 2007 Amended and Restated Credit Agreement (“Second Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Amendments to Credit Agreement.  The Credit Agreement is amended effective as of February 3, 2008, as follows:

1.1           Section 1.1 of the Credit Agreement is hereby amended as follows:

1.1.1        The definition of “Consolidated Tangible Net Worth” is hereby deleted in its entirety and replaced with the following:

“Consolidated Tangible Net Worth” shall mean, as of any date of determination, the Net Worth of the Loan Parties, on a consolidated basis, on such date minus all Intangible Assets of the Loan Parties.

1.1.2        The definition of “Intangible Assets” is hereby deleted in its entirety and replaced with the following:

“Intangible Assets” shall mean assets other than, and excluding, software, that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

1.1.3        The following definition is hereby added:

“Liquidity” means, without duplication, cash and cash equivalents as determined in accordance with GAAP, consistently applied, owned by Borrower free and clear of all Liens, provided, however, that notwithstanding the foregoing, for purposes of the definition of “Liquidity” only those cash equivalents that comply with the terms and conditions of items 1, 2, 3, 4, and 5 of Borrower’s investment policy guidelines (which are attached to the Second Amendment as Exhibit B) shall be used in determining the amount of cash equivalents.

1.1.4        The definition of “Pricing Grid” is hereby deleted in its entirety and replaced with the following:

“Pricing Grid” shall mean:

Pricing Grid

(rates are expressed in basis points per annum)

(One basis point equals .01%)

Tier	Leverage Ratio	Applicable Margin for LIBOR Loans (bps)	Applicable Margin for Base Rate Loans (including Sweep Loans) (bps)	Applicable Margin for Prime Rate Loans (bps)	Unused Commitment Fee Percentage (bps)
1	< 1.50	87.5	87.5	0	12.5
2	> 1.50, < 2.00	120.0	120.0	0	17.5
3	> 2.00, < 2.50	150.0	150.0	0	25.0
4	> 2.50	180.0	180.0	0	35.0

From and including February 3, 2008, through and including May 3, 2008, the Applicable Margin and Unused Commitment Fee shall be those set forth in Tier 2.  From and after May 4, 2008, any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first day of the month after the Compliance Certificate has been timely delivered pursuant to Section 5.1(a) hereof; provided, however, that if the Compliance Certificate is not timely delivered for a Fiscal Quarter in accordance with such Section, then Tier 4 shall apply as of the first day of the month after it was due.

1.2           Section 5.1(a) of the Credit Agreement is hereby amended to add the following subsection:

(xii)          As soon as possible, and in no event later than seven (7) Business Days after the end of each month prior to the Fiscal Quarter ending May 2, 2009, a Liquidity certificate of the president, chief executive officer, chief financial officer, treasurer or vice president of finance of the Borrower in substantially the form of Exhibit I or such other form as is approved by Lender which sets forth for the last day of the prior month the Borrower’s Liquidity.

1.3           Section 5.2 of the Credit Agreement is hereby amended as follows:

1.3.1        Section 5.2(a) is hereby deleted in its entirety and replaced with the following:

(a)           Indebtedness and Guaranty Obligations.  Create, incur, assume or permit to exist any Indebtedness or Guaranty Obligations except for the following (“Permitted Indebtedness”):

(i)            Indebtedness or Guaranty Obligations of the Loan Parties under the Credit Documents;

(ii)           Indebtedness of the Loan Parties listed in Schedule 5.2(a) and existing on the date of this Agreement;

(iii)          Guaranty Obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;

(iv)          Indebtedness of the Borrower or any of its Subsidiaries to any Loan Party; and

(v)           [Intentionally omitted.]

(vi)          Indebtedness in an amount not to exceed $35,000,000 in the aggregate outstanding at any one time.

1.3.2        A new Section 5.2(o) is hereby added as follows:

(o)           Stock Repurchase Program.  Purchase or commit to purchase any of Borrower’s stock or other equity interests pursuant to the Stock Repurchase Program (as defined in the First Amendment) prior to May 2, 2009.

1.4           Section 5.3 of the Credit Agreement is hereby amended as follows:

1.4.1        Section 5.3(a) is hereby deleted in its entirety and replaced with the following:

(a)           Minimum Fixed Charge Coverage Ratio.  The Borrower shall not permit, as of the last day of any Fiscal Quarter of the Borrower, the Fixed Charge Coverage Ratio of the Loan Parties, on a consolidated basis, for the most recent ended four (4) consecutive Fiscal Quarters to be less than :  (i) 1.18 to 1.00 for the Fiscal Quarter ending May 3, 2008; (ii) 0.88 to 1.00 for the Fiscal Quarter ending August 2, 2008; (iii) 1.13 to 1.00 for the Fiscal Quarter ending November 1, 2008; (iv) 1.71 to 1.00 for the Fiscal Quarter ending January 31, 2009; (v) 1.85 to 1.00 beginning with the Fiscal Quarter ending May 2, 2009, and continuing as of the last day of each Fiscal Quarter thereafter, through and including the Fiscal Quarter ending October 31, 2009; and (vi) 1.90 to 1.00 beginning with the Fiscal Quarter ending January 30, 2010, and continuing as of the last day of each Fiscal Quarter thereafter through the Revolving Loan Maturity Date.

1.4.2        A new Section 5.3(c) is hereby added as follows:

(c)           Minimum Liquidity.  The Borrower shall at all times prior to the Fiscal Quarter ending May 2, 2009, maintain Liquidity in an amount not less than $30,000,000.

1.5           Exhibit H attached to the Credit Agreement is hereby replaced with Exhibit H attached to this Second Amendment.

2.             Payment of Attorneys’ Fees and Expenses.  Borrower covenants and agrees to, on or before May 15, 2008, pay Lender the amount of its attorneys’ fees and expenses incurred by Lender in connection with this Second Amendment and the prior commitment letter provided to Borrower by Lender.  Borrower acknowledges and agrees that the failure to timely make this payment shall be an Event of Default.

3.             Conditions to Effectiveness of this Second Amendment.  The effectiveness of this Second Amendment is subject to satisfaction, in the Lender’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

3.1           Representations and Warranties.  The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

3.2           Delivery of Executed Documents.  Lender shall have received each of the following:

3.2.1        This Second Amendment, which may be in counterparts, executed by Borrower and Lender.

3.2.2        The Guarantors’ Consent and Reaffirmation attached to this Second Amendment as Exhibit A, executed by each of the Guarantors.

3.2.3        A certificate of the Secretary or an Assistant Secretary of Borrower dated as of the Execution Date which has attached thereto true and correct copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorized the execution, delivery, and performance by the Borrower of the Second Amendment and the consummation of the transaction contemplated hereby and thereby.

3.2.4        A certificate of the Secretary or an Assistant Secretary of Borrower dated as of the Execution Date, certifying the incumbency, signatures, and authority of the officers of the Borrower authorized to execute, deliver, and perform this Second Amendment.

3.3           Amendment Fee.  Lender shall have received from Borrower an amendment fee in an amount of $25,000.00.

4.             General Provisions.

4.1           No Other Modifications.  The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

4.2           Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of Borrower and Lender, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder.

4.3           Definitions.  Capitalized terms used, but not defined, in this Second Amendment shall have the meaning set forth in the Credit Agreement.

4.4           Severability.  Should any provision of this Second Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Second Amendment and all remaining provision of this Second Amendment shall be fully enforceable.

4.5           Governing Law.  To the extent not governed by federal law, this Second Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the state of Idaho.

4.6           Headings.  The captions or headings in this Second Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Second Amendment.

4.7           Counterparts.  This Second Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Second Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Second Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the Execution Date.

BORROWER:

COLDWATER CREEK INC., a Delaware corporation

By:	/s/ Tim Martin
Tim Martin, Senior Vice President and CFO

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Brian W. Cook
Brian W. Cook, Vice President/
Sr. Relationship Manager

EXHIBIT A

GUARANTORS’ CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of the indebtedness of Coldwater Creek Inc. (“Borrower”) to Wells Fargo Bank, National Association (“Lender”) hereby:  (i) consents to the foregoing Second Amendment to 2007 Amended and Restated Credit Agreement dated as of April 16, 2008 (the “Second Amendment”); (ii) reaffirms each and every obligation under the Guaranty Agreement dated as of February 13, 2007, signed by them (as amended, modified, and supplemented from time to time the “Guaranty”); (iii) reaffirms their waivers of each and every one of the defenses to such obligations as set forth in the Guaranty; (iv) reaffirms that their obligations under the Guaranty are separate and distinct from the obligations of any other party under the 2007 Amended and Restated Credit Agreement dated as of February 13, 2007 (as amended, modified and supplemented from time to time the “Credit Agreement”) and the other Credit Documents described therein; and (v) acknowledges and agrees that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness of Borrower thereunder and any agreement of Borrower executed in connection with the Credit Agreement, or enter into any agreement or extend any additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty, all notwithstanding that it was asked to execute this Guarantors’ Consent and Reaffirmation.

Dated as of April 16, 2008

GUARANTORS:

COLDWATER CREEK THE SPA INC., an Idaho corporation

By:	/s/ L. Michelle Carlone
Name:	L. Michelle Carlone
Title:	Secretary and Treasurer

ASPENWOOD ADVERTISING, INC.,
a Delaware corporation

By:	/s/ Peter Prandato
Name:	Peter Prandato
Title:	Secretary and Treasurer

C SQUARED, LLC,
a Delaware limited liability company

By	/s/ Timothy O. Martin
Name:	Timothy O. Martin
Title:	Manager

COLDWATER CREEK SOURCING, INC.,
an Idaho corporation

By:	/s/ John K. Leary
Name:	John K. Leary
Title:	Secretary and Treasurer

CWC SOURCING LLC, an Idaho limited liability company

By:	/s/ John K. Leary
Name:	John K. Leary
Title:	Manager

COLDWATER CREEK HK LTD.
a Hong Kong, China corporation

By:	/s/ John K. Leary
Name:	John K. Leary
Title:	Director